EXHIBIT 99.2


     Investor Release
     FOR IMMEDIATE RELEASE                   FOR MORE INFORMATION CONTACT:
     07/18/96                         Investors:  Mary Healy, 708-575-6429
                                       Media:  Anna Rozenich, 708-575-7316


                      McDONALD'S REPORTS STRONG GLOBAL RESULTS

     OAK BROOK, IL -- McDonald's Corporation today announced record results for the six months and quarter ended June 30, 1996:

     - Net income per common share rose 12 percent for the six months and 13 percent for the quarter.
     - Net income grew 9 percent for the six months and 11 percent for the quarter.
     -    Total revenues rose 10 and 8 percent for the six months and quarter.
     - Systemwide sales were up 6 and 4 percent for the six months and quarter.
     - Operating income outside of the U.S. contributed 54 percent for the six months and 53 percent for the quarter to consolidated operating income.

     Key highlights
     Dollars in millions, except               Six months ended June 30
     per common share data                   1996      1995      Increase
                                         ---------  ---------  -----------
     Systemwide sales                    $15,241.5  $14,312.9  $928.6   6%
     Total revenues                        5,091.1    4,628.9   462.2  10
     Operating income                      1,274.6    1,233.1    41.5   3
     Net income                              722.0      660.4    61.6   9
     Net income per common share              1.01        .90     .11  12

                                                Quarters ended June 30
                                             1996      1995      Increase
                                         ---------  ---------  -----------
     Systemwide sales                     $7,932.0   $7,641.3  $290.7  4%
     Total revenues                        2,665.1    2,467.6   197.5   8
     Operating income                        712.1      686.4    25.7   4
     Net income                              420.4      379.7    40.7  11
     Net income per common share               .59        .52     .07  13

     SUMMARY COMMENTARY
     Chairman and Chief Executive Officer Michael R. Quinlan said,
     "McDonald's global foodservice business delivered impressive results in the first half of 1996, given weak economies in several countries, a challenging U.S. operating environment, severe weather, and difficult comparisons caused by exceptional operating performance and stronger foreign currencies in 1995. As a global company, we are exposed to economic weakness and a negative currency impact from time to time. However, these are short-term issues which do not lessen our enthusiasm for McDonald's long-term global growth opportunities. In fact, the success many of our international markets had last year in increasing comparable sales and market share through value oriented strategies is one factor that has made current year comparisons difficult.
          "Our Convenience, Value and Execution Strategies create and meet customers' worldwide demand for quality food, served quickly and pleasantly, in enjoyable surroundings, for a good value. Our opportunity can be measured by the fact that on any day, even as the market leader, we serve less than one percent of the world's population.
          "Our Convenience Strategy is on track. As anticipated, this year we expect to open more than 2,500 restaurants, two-thirds of which will be in markets outside of the U.S. This represents a new opening about every three hours and is four times the number of restaurants we added just four years ago. In competitive markets like the U.S., our plan is to optimize the returns for the Company and our franchisees, and add net new sales and profits to our System. Our experience has shown that per capita visits to McDonald's increase as we increase penetration and that if we don't take advantage of these opportunities, the competition will. On the other hand, in many countries there is little competition and we are virtually creating the quick-service restaurant industry. In these cases, aggressive expansion enables us to capture a large share of a rapidly growing market.
          "We are confident in our growth strategies and expect 1996 to be another record-breaking year. We will use our growing cash flow and debt capacity to fund global expansion, pay dividends, and repurchase stock under our $2 billion, three-year program."

     CONSOLIDATED OPERATING RESULTS
     Net income and net income per common share increased 9 and 12 percent for the six months, respectively, and 11 and 13 percent for the quarter, respectively. Excluding the noncash charge for the adoption of SFAS 121, net income and net income per common share increased 11 and 14 percent for the six months, respectively. In the first six months of 1996, the Company repurchased about $240 million of its common stock.
          Systemwide sales represent sales by Company-operated, franchised and affiliated restaurants. Total revenues consist of sales by Company-operated restaurants and fees from restaurants operated by franchisees and affiliates. These fees are based upon a percent of sales with specified minimum payments. The increases in sales and revenues were due to worldwide expansion and for the six months, positive comparable sales outside of the U.S., partially offset by weaker foreign currencies.

     Systemwide restaurant additions            Six months      Quarters
                                               ended June 30  ended June 30
                                                1996    1995   1996    1995
                                               -----   -----  -----   -----
     Traditional restaurants
       U.S.                                      183     184    121     133
       Outside of the U.S.                       428     318    285     204
         Total traditional restaurant additions  611     502    406     337

     Satellite restaurants
       U.S.                                      130     239     63     130
       Outside of the U.S.                       142      93     98      64
         Total satellite restaurant additions    272     332    161     194

     Systemwide restaurants
        U.S.                                     313     423    184     263
        Outside of the U.S.                      570     411    383     268
           Systemwide restaurant additions       883     834    567     531

     Traditional restaurants under construction             At June 30
                                                           1996    1995
                                                           ----    ----
       U.S.                                                 153     130
       Outside of the U.S.                                  389     260
         Total traditional restaurants under construction   542     390

     Consolidated operating margins          Six months         Quarters
                                           ended June 30     ended June 30
                                           1996     1995      1996    1995
                                         -------   ------   ------- ------
     In millions of dollars
     Company-operated                   $  657.2 $  616.5   $362.7  $338.1
     Franchised                          1,213.6  1,143.5    638.6   612.0
     As a percent of sales/revenues
     Company-operated                       18.3     19.0     19.2    19.6
     Franchised                             81.4     82.3     81.9    82.7

          Franchised margin dollars comprised about two-thirds of the combined operating margins, the same as in the prior year. Franchised margins as a percent of applicable revenues declined for both periods, reflecting a higher proportion of leased sites which have financing costs embedded in rent expense, contrasted with owned sites whose financing costs are reflected in interest expense. While Company-operated margins as a percent of sales decreased for both periods, the decrease narrowed in the second quarter. For the six months, as a percent of sales, food & paper costs were relatively flat, while payroll costs and occupancy & other operating costs increased. For the quarter, as a percent of sales, food & paper costs decreased, while payroll and occupancy & other operating costs increased.
          The increases in general, administrative & selling expenses were primarily due to strategic global spending to support the Convenience, Value and Execution Strategies.
          The increases in consolidated operating income primarily reflected higher combined operating margin dollars, partially offset by higher general, administrative & selling expenses and lower other operating income which reflected the $16 million noncash charge related to the adoption of SFAS 121 in the first quarter of 1996.
          Other operating (income) expense--net is composed of transactions related to franchising and the foodservice business, the details of which are shown in the following chart. The decreases in equity in earnings occurred primarily because of nonrecurring income items recognized in both periods of 1995 and a weaker Japanese Yen, partially offset with stronger operating results from affiliates. The increases in other expenses reflected the $16 million noncash charge related to the adoption of SFAS 121 recorded in the first quarter of 1996 and increased provisions for property dispositions in the second quarter of 1996.

     Other operating (income) expense--net     Six months      Quarters
                                             ended June 30   ended June 30
     In millions of dollars                  1996    1995    1996     1995
                                             ------  ------  ------  ------
     Gains on sales of restaurant
       businesses                           $(42.3) $(28.4) $(33.3) $(16.5)
     Equity in earnings of unconsolidated
       affiliates                            (34.4)  (47.7)  (15.9)  (28.5)
     Other                                    35.4    22.2    12.1     3.3
     Other operating (income) expense--net  $(41.3) $(53.9) $(37.1) $(41.7)

          The increase in interest expense for the six months was due to higher debt levels, partially offset by lower average interest rates and weaker foreign currencies. For the quarter, interest expense decreased as higher debt levels were completely offset by lower average interest rates and weaker foreign currencies.
          Nonoperating income (expense) was impacted by lower losses associated with the Company's investment in Discovery Zone common stock, as the carrying value of this investment was reduced to zero in the first quarter of 1996. Nonoperating income (expense) also reflected translation gains in 1996 compared to translation losses in 1995.
          The effective income tax rate was 33.0 percent for the first six months of 1996, compared to 35.3 percent for the first six months of 1995 and 34.2 percent for the year 1995. The 1996 decrease was primarily due to lower taxes related to foreign operations. For the year, the Company expects the effective tax rate to be in the range of 32.5 to 33.5 percent.

     U.S. OPERATING RESULTS
     Restaurant expansion was responsible for increasing U.S. sales as we added 1,020 restaurants in the last 12 months. Comparable U.S. sales were negative for both periods reflecting an extremely challenging U.S. operating environment, difficult comparisons and severe weather. The U.S. business continued its emphasis on value and customer satisfaction in the form of Extra Value Meals, Happy Meals and the three-tier value program as well as promotional games like Deluxe Monopoly in June. In addition, the introduction of Arch Deluxe in May benefited U.S. sales in the second quarter.

     U.S. operating results                Six months       Quarters
                                          ended June 30   ended June 30
                                           1996    1995    1996    1995
                                          -----   -----   -----   -----
     Percent increase
     Sales                                   3       8       3       9
     Revenues                                4       9       4       9
     Operating income                       (1)      3       0       3

     As a percent of sales/revenues
     Company-operated margins             16.8    17.6    18.3    18.7
     Franchised margins                   81.5    82.8    82.4    83.2

          U.S. operating income decreased slightly for the six months and increased modestly, less than one percent, for the quarter. This performance reflected a slight decline in Company-operated margin dollars for the six months and a slight increase in Company-operated margin dollars for the quarter, and for both periods, higher franchised margin dollars, higher general, administrative & selling expenses and higher other operating expenses.
          The declines in Company-operated margins as a percent of sales for both periods primarily resulted from higher payroll and occupancy & other operating expenses, partially offset by lower food & paper costs. The declines in franchised margins as a percent of revenues were primarily due to increased rent expense reflecting a higher proportion of leased sites resulting from accelerated expansion.

     OPERATING RESULTS OUTSIDE OF THE U.S.

     Expansion and higher year-to-date comparable sales were responsible for sales increases outside of the U.S., offset in part by weaker foreign currencies.

     Operating results                     Six months       Quarters
     outside of the U.S.                 ended June 30    ended June 30
                                         1996    1995     1996     1995
                                         ----    ----     ----     ----
     Percent increase
     Sales                                 10      34        5       37
     Revenues                              15      34       11       35
     Operating income                       8      41        7       44
     As a percent of sales/revenues
     Company-operated margins            19.2    20.1     19.8     20.2
     Franchised margins                  81.1    81.5     81.2     82.0

          The difference between the percentage increase in sales and revenues for both periods is primarily due to the weakening Japanese Yen that had a greater effect on sales versus revenues and the higher growth rate in Company-operated versus franchised restaurants. If exchange rates had remained at 1995 levels, sales outside of the U.S. would have increased 15 and 12 percent for the six months and quarter, respectively.
          Of the fifteen largest international markets, the following had strong sales and operating income for both periods of 1996: Australia, Japan and Hong Kong in Asia/Pacific; England in Europe; and Brazil in Latin America. Results in Mexico continued to be weak due to its adverse economy and currency devaluation; however, we continue to believe this market offers long-term potential and are encouraged by indications that the economy and currency are becoming more stable. Our business in Canada continued to be negatively impacted by the weak economy.
          The increases in operating income outside of the U.S. were driven by higher combined operating margin dollars resulting from expansion and positive year-to-date comparable sales, partially offset by weaker foreign currencies, higher general, administrative & selling expenses and for the six months, lower other operating income. Excluding the impact of weaker foreign currencies and the $16 million noncash charge for the adoption of the accounting standard for asset impairment for restaurant sites in Mexico recorded in the first quarter of 1996, operating income outside of the U.S. increased 13 percent for the six months and 11 percent for the quarter.
          While Company-operated margins as a percent of sales declined for both periods, the decrease narrowed in the second quarter. For the six months, all costs increased, while for the quarter, food & paper costs were flat, payroll costs increased and occupancy & other operating costs decreased. Brazil and Taiwan contributed the most to the decline in Company-operated margins as a percent of sales due to higher payroll costs in both markets and higher food & paper costs in Taiwan. These higher costs reflected strategic pricing concessions which resulted in strong comparable sales and substantial market share gains. Margin trends in both markets are improving.
          While franchised margins as a percent of sales decreased for both periods, the current levels are reflective of historical trends.

     IMPACT OF FOREIGN CURRENCIES ON REPORTED RESULTS
     While changing foreign currencies impact reported results, McDonald's lessens short-term cash exposures by primarily purchasing goods and services in local currencies, financing in local currencies and hedging foreign-denominated cash flows.
          The weakening of the Japanese Yen and Deutsche Mark were the primary foreign currency changes impacting 1996 results. If exchange rates had remained at 1995 levels, results would have been as follows:

     Foreign currency impact
       on international results
                                       Six months ended June 30, 1996
     Dollars in millions     Reported  Adjusted  Adjustment  Reported  Adjusted
                             --------  --------  ----------  --------  --------
     Sales                   $7,239.9  $7,552.9   $(313.0)      10%       15%
     Operating income           691.5     708.6     (17.1)       8         10

                                        Quarter ended June 30, 1996
                             Reported  Adjusted  Adjustment  Reported  Adjusted
                             --------  --------  ----------  --------  --------
     Sales                   $3,653.2  $3,913.1   $(259.9)       5%       12%
     Operating income           377.3     393.5     (16.2)       7        11

     Foreign currency impact
       on worldwide results            Six months ended June 30, 1996
     Dollars in millions     Reported  Adjusted  Adjustment  Reported  Adjusted
                             --------  --------  ----------  --------  --------
     Systemwide sales       $15,241.5  $15,554.5  $(313.0)      6%         9%
     Operating income         1,274.6    1,291.7    (17.1)      3          5
     Net income                 722.0      726.1     (4.1)      9         10

                                        Quarter ended June 30, 1996
                             Reported  Adjusted  Adjustment  Reported  Adjusted
                             --------  --------  ----------  --------  --------
     Systemwide sales        $7,932.0  $8,191.9   $(259.9)      4%         7%
     Operating income           712.1     728.3     (16.2)      4          6
     Net income                 420.4     424.4      (4.0)     11         12

     NEW ACCOUNTING STANDARD
     The Company adopted Statement of Financial Accounting Standard 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of, in the first quarter 1996. This statement requires impairment losses be recognized for long-lived assets, whether these assets are held for disposal or continue to be used in operations, when indicators of impairment are present and the fair value of assets are estimated to be less than carrying amounts. The fair value of assets was based on projected future cash flows. The adoption of this standard resulted in a $16 million noncash pre-tax charge in other operating (income) expense, equivalent to 2 cents per common share, related to restaurant sites in Mexico.

                               McDONALD'S CORPORATION
                     CONDENSED CONSOLIDATED STATEMENT OF INCOME

     Dollars and shares in millions,
     except per common share data
                                            Six months ended June 30
                                     -------------------------------------
                                                        Increase(Decrease)
                                                        ------------------
                                       1996      1995       $       %
                                     --------  --------  -------- --------
     SYSTEMWIDE SALES                $15,241.5 $14.312.9 928.6      6
     -------------------------------------------------------------------

     Revenues
     Sales by Company-operated
     restaurants                     $ 3,599.6 $ 3,239.4 360.2     11
     Revenues from franchised
     restaurants                       1,491.5   1,389.5 102.0      7
     -------------------------------------------------------------------
     TOTAL REVENUES                    5,091.1   4,628.9 462.2     10
     -------------------------------------------------------------------

     Operating costs and expenses
     Company-operated restaurants      2,942.4   2,622.9 319.5     12
     Franchised restaurants--
     occupancy costs                     277.9     246.0  31.9     13
     General, administrative and
     selling expenses                    637.5     580.8  56.7     10
     Other operating (income)
     expense--net(1)                     (41.3)    (53.9) 12.6    (23)
     -------------------------------------------------------------------
       Total operating costs and
       expenses(1)                     3,816.5   3,395.8 420.7     12
     -------------------------------------------------------------------

     OPERATING INCOME(1)               1,274.6   1,233.1  41.5      3
     -------------------------------------------------------------------

     Interest expense                    167.6     166.4   1.2      1
     Nonoperating income
     (expense)--net                      (29.4)    (46.7) 17.3    (37)
     -------------------------------------------------------------------

     Income before provision
     for income taxes(1)               1,077.6   1,020.0  57.6      6
     -------------------------------------------------------------------

     Provision for income taxes          355.6     359.6  (4.0)    (1)
     -------------------------------------------------------------------

     NET INCOME(1)                   $   722.0 $   660.4  61.6      9
     -------------------------------------------------------------------
     -------------------------------------------------------------------

     NET INCOME PER COMMON
     SHARE(1)(2)                     $    1.01 $     .90   .11     12
     -------------------------------------------------------------------

     Weighted average common
     shares outstanding(3)               699.8     700.2
     -------------------------------------------------------------------



     Dollars and shares in millions,
     except per common share data
                                            Quarters ended June 30
                                     -------------------------------------
                                                        Increase(Decrease)
                                                        ------------------
                                       1996      1995       $       %
                                     --------  --------  -------- --------
     SYSTEMWIDE SALES                $7,932.0  $7,641.3  290.7      4
     ---------------------------------------------------------------------

     Revenues
     Sales by Company-operated
     restaurants                     $1,885.8  $1,727.8  158.0      9
     Revenues from franchised
     restaurants                        779.3     739.8   39.5      5
     ---------------------------------------------------------------------
     TOTAL REVENUES                   2,665.1   2,467.6  197.5      8
     ---------------------------------------------------------------------
     Operating costs and expenses
     Company-operated restaurants     1,523.1   1,389.7  133.4     10
     Franchised restaurants--
     occupancy costs                    140.7     127.8   12.9     10
     General, administrative and
     selling expenses                   326.3     305.4   20.9      7
     Other operating (income)
     expense--net(1)                    (37.1)    (41.7)   4.6    (11)
     ---------------------------------------------------------------------
       Total operating costs and
       expenses(1)                    1,953.0   1,781.2  171.8     10
     ---------------------------------------------------------------------

     OPERATING INCOME(1)                712.1     686.4   25.7      4
     ---------------------------------------------------------------------

     Interest expense                    82.8      85.4   (2.6)    (3)
     Nonoperating income
     (expense)--net                      (3.8)    (16.1)  12.3    (76)
     ---------------------------------------------------------------------

     Income before provision
     for income taxes(1)                625.5     584.9   40.6      7
     ---------------------------------------------------------------------

     Provision for income taxes         205.1     205.2   (0.1)     0
     ---------------------------------------------------------------------

     NET INCOME(1)                   $  420.4  $  379.7   40.7     11
     ---------------------------------------------------------------------
     ---------------------------------------------------------------------

     NET INCOME PER COMMON
     SHARE(1)(2)                     $    .59  $    .52    .07     13
     ---------------------------------------------------------------------

     Weighted average common
     shares outstanding(3)              699.1     700.1
     ---------------------------------------------------------------------

     (1) Including the noncash charge related to the adoption of SFAS 121.

     (2) Computed using net income reduced by preferred stock dividends (net of tax) of $13.8 and $23.8 million for the six months ended June 30, 1996 and 1995, respectively, and $6.9 and $11.9 million for the second quarters of 1996 and 1995, respectively; and in both 1995 periods, $3.9 million for the one-time effect of the exchange of preferred stock for debt completed in June.

     (3) During 1995, shares of Series B and C Preferred Stock were converted into 8.7 million common shares.



                               McDONALD'S CORPORATION
                               FINANCIAL INFORMATION

     Dollars in millions                   Six months ended June 30
                                    -------------------------------------
                                                       Increase(Decrease)
                                                       ------------------
                                       1996      1995       $       %
                                    --------- --------- -------- --------
     SYSTEMWIDE SALES
     U.S.
     ----
     Operated by franchisees        $ 6,190.1 $ 6,093.6    96.5     2
     Operated by the Company          1,381.5   1,333.6    47.9     4
     Operated by affiliates             430.0     323.7   106.3    33
                                    --------- ---------   -----    --
                                     8,001.6   7,750.9    250.7     3
                                    --------- ---------   -----    --

     Outside of the U.S.
     -------------------
     Operated by franchisees          3,435.2   3,111.8   323.4    10
     Operated by the Company          2,218.1   1,905.8   312.3    16
     Operated by affiliates           1,586.6   1,544.4    42.2     3
                                    --------- ---------   -----    --
                                      7,239.9   6,562.0   677.9    10
                                    --------- ---------   -----    --
                                    $15,241.5 $14,312.9   928.6     6
                                    --------- ---------   -----    --
                                    --------- ---------   -----    --
     By Type
     -------
     Operated by franchisees        $ 9,625.3 $ 9,205.4   419.9     5
     Operated by the Company          3,599.6   3,239.4   360.2    11
     Operated by affiliates           2,016.6   1,868.1   148.5     8
                                    --------- ---------   -----    --
                                    $15,241.5 $14,312.9   928.6     6
                                    --------- ---------   -----    --
                                    --------- ---------   -----    --
     ----------------------------------------------------------------

     TOTAL REVENUES
     U.S.                           $ 2,264.0 $ 2,174.5    89.5     4
     Outside of the U.S.              2,827.1   2,454.4   372.7    15
                                    --------- ---------   -----    --
                                    $ 5,091.1 $ 4,628.9   462.2    10
                                    --------- ---------   -----    --
                                    --------- ---------   -----    --

     ----------------------------------------------------------------

     OPERATING INCOME
     U.S.                           $   605.2 $   614.2    (9.0)   (1)
     Outside of the U.S.*               691.5     641.3    50.2     8
     Corporate G&A                      (22.1)    (22.4)    0.3     1
                                    --------- ---------   -----    --
                                    $ 1,274.6 $ 1,233.1    41.5     3
                                    --------- ---------   -----    --
                                    --------- ---------   -----    --

     *Excluding the impact of weaker foreign currencies and the $16 million noncash charge related to the adoption of SFAS 121, operating income outside of the U.S. increased 13 percent.

     ----------------------------------------------------------------

     PERCENT CONTRIBUTION TO COMBINED OPERATING MARGINS

                                                    Six months
                                                   ended June 30
                                                --------------------
                                                   1996      1995
                                                ---------  ---------
     Company-operated
     ----------------
     U.S.                                           35         38
     Outside of the U.S.                            65         62
                                                   ---        ---
                                                   100        100
                                                   ---        ---
                                                   ---        ---
     Franchised
     ----------
     U.S.                                           59         61
     Outside of the U.S.                            41         39
                                                   ---        ---
                                                   100        100
                                                   ---        ---
                                                   ---        ---

     ----------------------------------------------------------------



                               McDONALD'S CORPORATION
                              RESTAURANT INFORMATION*


                                                       At June 30
                                          --------------------------------
                                                              Increase
                                                          ----------------
                                           1996    1995      #        %
                                          ------  ------  -------  -------
     TRADITIONAL RESTAURANTS
     U.S.
     ----
     Operated by franchisees               8,282   7,902      380       5
     Operated by the Company               1,643   1,598       45       3
     Operated by affiliates                  599     428      171      40
                                          ------  ------   ------     ---
                                          10,524   9,928      596       6
                                          ------  ------   ------     ---
     Outside of the U.S.
     -------------------
     Operated by franchisees               3,251   2,770      481      17
     Operated by the Company               2,061   1,642      419      26
     Operated by affiliates                1,584   1,367      217      16
                                          ------  ------    -----     ---
                                           6,896   5,779    1,117      19
                                          ------  ------    -----     ---
                                          17,420  15,707    1,713      11
                                          ------  ------    -----     ---
                                          ------  ------    -----     ---
     By Type
     -------
     Operated by franchisees              11,533  10,672      861       8
     Operated by the Company               3,704   3,240      464      14
     Operated by affiliates                2,183   1,795      388      22
                                          ------  ------    -----     ---
                                          17,420  15,707    1,713      11
                                          ------  ------    -----     ---

     --------------------------------------------------------------------

     SATELLITE RESTAURANTS
     U.S.                                  1,157     733      424      58
     Outside of the U.S.                     686     344      342      99
                                          ------  ------    -----     ---
                                           1,843   1,077      766      71
                                          ------  ------    -----     ---

     ---------------------------------------------------------------------

     SYSTEMWIDE RESTAURANTS
     U.S.                                 11,681  10,661    1,020      10
     Outside of the U.S.                   7,582   6,123    1,459      24
                                          ------  ------    -----     ---
                                          19,263  16,784    2,479      15
                                          ------  ------    -----     ---
                                          ------  ------    -----     ---

     --------------------------------------------------------------------

     SYSTEMWIDE COUNTRIES                     94      81

     --------------------------------------------------------------------

     TOTAL RESTAURANTS IN MARKETS OUTSIDE OF THE U.S.

     Japan                                1,670    1,263      407      32
     Canada                                 939      846       93      11
     Germany                                672      612       60      10
     England                                604      532       72      14
     Australia                              551      474       77      16
     France                                 458      377       81      21
     Brazil                                 260      210       50      24
     Netherlands                            135      117       18      15
     Taiwan                                 131       93       38      41
     Mexico                                 120      123       (3)     (2)
     Sweden                                 112       93       19      20
     Hong Kong                              107       87       20      23
     New Zealand                            106       85       21      25
     Spain                                  103       87       16      18
     Austria                                 73       58       15      26
     Other                                1,541    1,066      475      45
                                         ------   ------    -----     ---
                                          7,582    6,123    1,459      24
                                         ------   ------    -----     ---
                                         ------   ------    -----     ---

     *The Company, its franchisees and affiliates operate traditional and satellite restaurants. Satellite restaurants generally offer a simplified menu and are smaller in size and sales volume compared to traditional restaurants.